UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2006

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512.895.2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2006, Freescale Semiconductor, Inc. (the "Company") announced that it had hired Sandeep Chennakeshu to serve as the Company’s Senior Vice President and General Manager of the Wireless & Mobile Solutions Group. The Company and Mr. Chennakeshu have entered into an employment agreement, effective June 1, 2006, with an initial term of four years. The agreement provides for an annual base salary of $700,000 and an annual target bonus of $500,000. The agreement also provides that Mr. Chennakeshu will receive a $1,000,000 signing bonus and an initial grant of 250,000 restricted stock units. The restricted stock units vest annually in equal increments over a four year period, subject to Mr. Chennakeshu’s continued employment with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated May 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

May 26, 2006	By:	/s/ John D. Torres

Name: John D. Torres
Title: Sr. VP, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 24, 2006